Exhibit 99.1
                                                                    ============


                    SMSC ACQUIRES OASIS SILICONSYSTEMS

      Adds Blue-Chip Automotive Customer Base for Infotainment Networking
                   Applications & Broadens European Presence


Hauppauge, NY - March 30, 2005 - Reaching a significant milestone in its diversification strategy, SMSC (Nasdaq: SMSC), a leading semiconductor company delivering innovative system solutions spanning analog, digital and mixed-signal technologies, today announced the acquisition of OASIS SiliconSystems Holding AG (OASIS), a leader in the development and marketing of integrated circuits that enable networking of multimedia devices for automotive infotainment applications. OASIS is a leading provider of Media Oriented Systems Transport (MOST(R)) technology, which enables the seamless transport of digital audio, video, and packet-based data, along with control information, within automobiles.

Headquartered in Karlsruhe, Germany, and supported by an IC engineering team in Austin, Texas, OASIS is one of the largest privately held fabless semiconductor companies in Europe and currently serves a top tier customer base of leading automakers and automotive suppliers. OASIS's infotainment networking technology has been widely adopted by many European luxury to mid-sized car brands, including Audi, BMW, Fiat, Jaguar, Land Rover, Mercedes-Benz, Porsche, PSA, Saab and Volvo.

This   acquisition   allows  SMSC  to  achieve  a  greater   balance  among  its
application-focused businesses. The service model employed by OASIS with automotive customers dovetails with SMSC's expertise in servicing markets that require optimized solutions for networking information. This natural fit not only enhances growth opportunities with automotive infotainment customers in Europe and Asia, but also brings strong systems design capabilities that SMSC can leverage in the consumer electronics and industrial markets.

Net of cash acquired in the transaction, SMSC acquired OASIS for $94 million, with 62% of the consideration paid in cash and the balance in shares of SMSC common stock. The transaction closed on March 30, 2005. Additional payments of cash and SMSC common stock aggregating up to $20 million may occur in fiscal 2007 upon achievement of certain performance goals. Also, as an inducement to entering into employment, stock option grants covering an aggregate of 1.1 million shares, all having exercise prices of the closing price per share on March 30, 2005, and approximately 75,000 shares of restricted stock were issued to 149 individuals at OASIS who will be employed in positions ranging from Clerk to Vice President.

In calendar 2004, OASIS's revenues were $50 million and it was profitable. Double-digit growth in revenues and earnings are expected in calendar 2005 for OASIS. Before amortization of acquired intangibles and in-process R&D charges, the transaction is expected to be neutral to SMSC's earnings in the first quarter of fiscal 2006 and slightly accretive for the balance of that fiscal year.

"The acquisition of OASIS marks another major step in SMSC's diversification strategy by moving into a new vertical market with the leader in automotive infotainment networking in Europe," said Steven J. Bilodeau, Chairman, President and Chief Executive Officer of SMSC. "This acquisition enables the Company to strengthen its business with broader product lines, accelerates overall revenue growth and provides for greater leverage to SG&A. Furthermore, it provides geographic diversity and increases brand visibility by establishing SMSC as an important semiconductor provider in Europe. With a now well balanced business, we are able to leverage our technology solutions across automotive, computing, consumer electronics and industrial markets, which will further increase long-term returns to shareholders."

"SMSC's strong business infrastructure will provide access to greater resources and an outstanding supply chain for OASIS's existing customer base, enabling us to provide them an even higher level of service and support," said Herbert Hetzel, Chief Executive Officer of OASIS. "Through the combination of these resources and our systems expertise in infotainment networking, we will also open the door to new opportunities with prospective customers as infotainment applications are increasingly integrated into the automotive platform. We look forward to contributing to SMSC's successful business expansion and becoming part of an even larger leading semiconductor organization."

OASIS is the exclusive supplier to nearly every major European automaker for MOST-based semiconductor solutions for vehicle infotainment systems. It is also a founding member of the MOST Cooperation, a cooperative of automakers, automotive systems architects and manufacturers and key components suppliers working to establish and refine a common standard for the evolving requirements of automotive multimedia networking. SMSC will actively support the advancement of MOST as a standard for networking and connectivity in the global automotive and consumer electronics industries.

A conference call to discuss SMSC's acquisition of OASIS SiliconSystems will be held tomorrow, March 31 at 9:00 AM Eastern Standard Time, or 4:00 PM Central European Summer Time. Access information for the live call is as follows: (800) 810-0924; Passcode: 6103764. A replay will also be available on SMSC's website, www.smsc.com, following the live event.

About SMSC:
Many of the world's most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC's application focus targets high-growth vertical markets including mobile and desktop PCs, servers, consumer electronics, automotive infotainment and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal PC system controllers, non-PCI Ethernet, ARCNET, MOST, USB2.0 and other high-speed serial communications.

SMSC is based in Hauppauge, New York with operations in North America, Taiwan, Japan, Korea, China and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

Forward Looking Statements:

Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These include the timely development and market acceptance of new products; the impact of competitive products and pricing; the effect of changing economic conditions in domestic and international markets; changes in customer order patterns, including loss of key customers or distributors, order cancellations or reduced bookings; and excess or obsolete inventory and variations in inventory valuation, among others. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures.

SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand. In addition, sales of many of the Company's products depend largely on sales of personal computers and peripheral devices, as well as general industry and market conditions. Reductions in the rate of growth of the PC, consumer electronics, embedded or automotive markets could adversely affect its operating results. SMSC conducts business outside the United States and is subject to tariff and import regulations and currency fluctuations, which may have an effect on its business. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such information is subject to change, and the Company may not necessarily inform, or be required to inform, investors of such changes. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Other Factors That May Affect Future Operating Results" for a more complete discussion of these and other risks and uncertainties.

SMSC is a registered trademark of Standard Microsystems Corporation. Product names and company names are trademarks of their respective holders.

Contact:
Carolynne Borders
Director of Corporate Communications
SMSC
Voice: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com